Exhibit 99.1

$635 MILLION SENIOR SECURED BRIDGE FACILITY

SUMMARY OF TERMS AND CONDITIONS

Set forth below is a summary of the principal terms and conditions for the Bridge Facility.  This Summary of Terms and Conditions (together with all exhibits and annexes hereto, the “Term Sheet”) is for indicative purposes only.  It does not purport to summarize all terms of the credit documentation.  Further, as the Bridge Documentation (as defined below) is not fully negotiated these terms are subject to change in all respects.

Borrower:	Molycorp, Inc. (the “Borrower”).

Joint Lead Arrangers and Joint Book Runners:	Morgan Stanley Senior Funding, Inc. (“MSSF”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with MSSF, the “Lead Arrangers”).

Administrative Agent:	MSSF (the “Administrative Agent” and “Collateral Agent”).

Syndication Agents:	MSSF and CS Securities.

Bridge Lenders:

MSSF, Credit Suisse AG (“CS” and, together with CS Securities, “Credit Suisse” and, collectively with MSSF, the “Commitment Parties”) and a syndicate of financial institutions and institutional lenders arranged by the Lead Arrangers with the consent, not to be unreasonably withheld or delayed, of the Borrower (the “Bridge Lenders”) ; provided, that in no event shall such syndicate include persons previously identified in writing to the Lead Arrangers by the Borrower that are direct competitors of the Borrower or the Target (as defined below) (“Disqualified Institutions”).

Ranking:	The Bridge Loans will rank senior in right of payment to all subordinated indebtedness of the Borrower and will rank pari passu in right of payment to all senior debt of the Borrower.

Guarantors:

The Bridge Facility will be guaranteed on a senior basis by each of the Borrower’s existing and subsequently acquired or organized direct and indirect wholly-owned domestic subsidiaries, excluding (a) immaterial subsidiaries subject to thresholds to be agreed (the “Immaterial Subsidiaries”) and (b) any subsidiary to the extent that the burden or cost of obtaining a guarantee outweighs the benefit afforded thereby (x) solely in the case of a guarantee by a domestic subsidiary of a foreign subsidiary, as agreed between the Borrower and the Administrative Agent and (y) otherwise, as reasonably determined by the Administrative Agent in consultation with the Borrower (the “Guarantors”; the Borrower and the Guarantors, collectively, the “Loan Parties”). The guarantees will rank senior in right of payment to all subordinated indebtedness of a Guarantor and will rank pari passu in right of payment to all other senior indebtedness of such Guarantor.

Bridge Facility:

A $635 million (the “Commitment Amount”) senior secured increasing rate bridge facility (the “Bridge Facility”); provided that the Commitment Amount shall be reduced dollar-for-dollar by the amount of gross proceeds from any Securities issued on or before the Closing Date and the Relevant ABL Facility Amount (each as defined below).

“Securities” means publicly sold or privately placed debt securities of the Borrower that provide proceeds in an aggregate amount sufficient to fund any portion of the Acquisition (as defined below) consideration or repay all or any portion of the principal and other amounts under the Bridge Loans, as applicable. Any sale or placement of Securities is referred to herein as a “Take-out Financing” and any demand therefor by the Lead Arrangers on the Borrower is referred to herein as a “Take-out Demand”.

The “Relevant ABL Facility Amount” means the amount of commitments under the Permitted ABL Facilities entered into on or prior to the Closing Date, but in no event more than $150 million. The “Permitted ABL Facilities” means one or more working capital facilities providing for commitments of up to $200 million on terms reasonably acceptable to the Lead Arrangers entered into after March 8, 2012.

Purpose and Availability:

Upon satisfaction or waiver of the conditions precedent to drawing specified in Exhibit A to this Term Sheet (the “Conditions Annex”), the full amount of the Commitment Amount will be available in a single borrowing on the Closing Date and shall be utilized (a) to finance the acquisition (the “Acquisition”) of 100% of the outstanding capital stock of Neo Material Technologies Inc. (the “Target”) pursuant to that certain arrangement agreement (the “Acquisition Agreement”) among the Borrower, a newly formed wholly-owned subsidiary of the Borrower and the Target dated as of March 8, 2012 (the entering into of that certain commitment letter among the Borrower, MSSF, CS and CS Securities dated as of March 8, 2012 and the borrowings under the Bridge Facility collectively and together with the Acquisition, the “Transactions”), (b) to pay fees and expenses in connection with the Transactions and (c) to the extent a Permitted ABL Facility is not obtained, to provide for working capital. The estimated sources and uses of the funds necessary to consummate the Transactions are set forth in Exhibit B to this Term Sheet (the “Sources and Uses Annex”). The loans made under the Bridge Facility on the date of consummation of the Acquisition (the “Closing Date”) are herein referred to as the “Initial

Bridge Loans.” Once repaid, no amount of Initial Bridge Loans may be reborrowed.

Commitment Expiration Date:	September 4, 2012.

Security:

Subject to the Certain Funds Provision (as defined in the Conditions Annex) and except as set forth below, the Bridge Facility will be secured by a valid and perfected first priority lien and security interest, subject to permitted liens and other exceptions to be agreed, in all of the following, whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”):

(a)                                  All equity interests (or other ownership interests) held by (in the case of any stock of a directly held foreign subsidiary or a domestic subsidiary which is treated as a disregarded entity for U.S. federal income tax purposes and of which substantially all of its assets consist of equity of foreign subsidiaries (a “Disregarded Domestic Subsidiary”), 65% of the voting stock and 100% of the non-voting stock; provided that the Borrower shall not take, or cause any of its subsidiaries to take, any action if a primary purpose of such action is to cause a domestic subsidiary to be treated as a Disregarded Domestic Subsidiary so that the pledge of its equity would be so limited, and intercompany debt of, the Loan Parties;

(b)                                 All present and future tangible and intangible assets of the Loan Parties including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned and leased real property, fixtures, deposit accounts, general intangibles, intercompany debt, license rights, intellectual property, chattel paper, insurance policies, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds, investment property and cash, wherever located; and

(c) All proceeds and products of the property and assets described in clauses (a) and (b) above.

All the above described pledges, security interests and mortgages shall be created on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent, and none of the Collateral shall be subject to any other pledges, security interests or mortgages, subject to exceptions to be agreed upon.

Notwithstanding the foregoing, (1) the Collateral will exclude (a) all immaterial fee-owned real property (with a threshold to be agreed) and all leasehold real property (with no requirement to deliver landlord lien waivers, estoppels or collateral access letters), (b) equity interests (including, for the avoidance of doubt, the interests of the Borrower in Molycorp Metals and Alloys, Inc.) which cannot be pledged without the consent of one or more third parties pursuant to applicable law or binding contractual provisions (in each case, only to the extent such requirement is not rendered ineffective by any applicable law, including the UCC), and which consent is not obtained after the use of commercially reasonable efforts, (c) the capital stock of Immaterial Subsidiaries, (d) any property or assets the pledge of which would require governmental consent, approval, license or authorization (in each case, only to the extent such requirement is not rendered ineffective by any applicable law, including the UCC), (e) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (f) any asset to the extent the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (g) other exceptions to be reasonably agreed by the Administrative Agent and the Borrower; (2) no foreign law security or pledge agreements shall be required; and (3) the following Collateral shall not be required to be perfected: (a) vehicles and any other assets subject to certificates of title, (b) commercial tort claims and (c) letter of credit rights to the extent not perfected by the filing of a Form UCC-1 financing statement.

To the extent the Borrower incurs the contemplated Permitted ABL Facility on a secured basis:

(i)  all obligations in respect of the Permitted ABL Facility (and any guarantees in respect thereof) may be secured by (A) a first priority perfected lien on all now owned or hereafter acquired inventory and accounts receivable, together with proceeds of the foregoing (collectively, the “Current Asset Collateral”) and other collateral, if any, to be agreed upon between the Lead Arrangers and the Borrower (the “Additional ABL Collateral”) and (B) a second priority (junior only to the security interests described in clause (ii) below and liens permitted under the Financing Documentation (as defined in the Conditions Annex)) perfected lien on all other now owned or hereafter acquired assets of the Borrower pledged to secure the Bridge Facility (other than the Current Asset Collateral and the Additional ABL Collateral) (collectively, the “Non-Current Asset Collateral”).

(ii) all obligations in respect of the Bridge Facility (and any guarantees in respect thereof) will be secured by (A) a first priority perfected lien on the Non-Current Asset Collateral and (B) a second priority (junior only to the security interests described in clause (i) above and liens permitted under the Financing Documentation) perfected lien on all Current Asset Collateral and Additional ABL Collateral.

Otherwise, all obligations in respect of the Bridge Facility (and any guarantees in respect thereof) will be secured by a first priority perfected lien in all of the Collateral.

The lien priority, relative rights and other creditors’ rights issues in respect of the Permitted ABL Facility on the one hand, and the Bridge Facility, on the other, will be set forth in an intercreditor agreement, which shall be customary for transactions of this type and acceptable to the Lead Arrangers.

Conversion to Extended Term Loans:

If any Initial Bridge Loan has not been repaid in full on or prior to the first anniversary of the Closing Date (the “Rollover Date”), whether or not a failure to issue Securities pursuant to a Take-out Demand (a “Demand Failure Event”) in accordance with terms and provisions separately agreed to by the Borrower and the Lead Arrangers has occurred, subject to payment of a conversion fee (the “Conversion Fee”) and subject to there being no bankruptcy or other insolvency event of default, the Initial Bridge Loans shall automatically be converted into term loans (each, an “Extended Term Loan” and, together with the Initial Bridge Loans, the “Loans”) maturing on the seventh anniversary of the Closing Date (the “Bridge Final Maturity Date”), subject to the Bridge Lenders’ rights to convert Initial Bridge Loans into Exchange Notes as set forth below. Any Initial Bridge Loan not converted into an Extended Term Loan on the Rollover Date shall mature on the Rollover Date.

Exchange into Exchange Notes:

Each Bridge Lender of an Initial Bridge Loan or Extended Term Loan that is (or will immediately transfer its Exchange Notes to) an Eligible Holder (as defined in Annex I) will have the option, on the Rollover Date or upon the occurrence of a Demand Failure Event, and no more than one time per calendar month occurring thereafter, to receive notes (the “Exchange Notes”) in exchange for such Initial Bridge Loans or Extended Term Loans having the terms set forth in the term sheet attached hereto as Annex I; provided that no such exchange shall be required until an aggregate principal amount of Exchange Notes of at least $75 million is required for exchange.

In connection with each such exchange, or at any time prior thereto if requested by any Bridge Lender that is a Bridge Lender as of the Closing Date (each, an “Initial Bridge Lender”), the Borrower shall (i) deliver to the Bridge Lender that is receiving

Exchange Notes, and to such other Bridge Lenders as such Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Exchange Notes by such Bridge Lenders, in such form and substance as reasonably acceptable to the Borrower and such Bridge Lender, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A securities purchase agreements (including indemnification provisions) and a registration rights agreement customary in Rule 144A offerings, in each case, if requested by such Initial Bridge Lender, (iii) use commercially reasonable efforts to cause to be delivered such opinions and reserve engineer’s and accountants’ comfort letters addressed to the Initial Bridge Lender and such certificates as the Initial Bridge Lender may request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lender (which may require the Initial Bridge Lender to provide customary certifications to such experts) and (iv) take such other actions, and use commercially reasonable efforts to cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lender in connection with issuances or resales of Exchange Notes, including providing such information regarding the business and operations of the Borrower and its subsidiaries as is reasonably requested by any prospective holder of Exchange Notes and customarily provided in due diligence investigations in connection with purchases or resales of securities.

Interest Rate:

Prior to the earlier of the Rollover Date and the occurrence of a Demand Failure Event, the Initial Bridge Loans will accrue interest at a rate per annum equal to the three-month London Interbank Offered Rate (“LIBOR”) as determined by the Administrative Agent for a corresponding U.S. dollar deposit amount (adjusted quarterly) plus an additional number of basis points (the “Spread”) as set forth below. The Spread will initially be 650 basis points. If the Initial Bridge Loans are not repaid in full within three months following the Closing Date, the Spread will increase by 50 basis points at the beginning of the subsequent three-month period and shall increase by an additional 50 basis points at the beginning of each three-month period thereafter (but, in any event, not on the Rollover Date). LIBOR will be adjusted for maximum statutory reserve requirements (if any); provided that LIBOR shall be deemed to be not less than 1.50% per annum.

Interest on the Initial Bridge Loans will be payable in arrears at the end of each three-month period and at the Rollover Date and upon the occurrence of a Demand Failure Event. Interest on the

Initial Bridge Loans shall not exceed a total cap as separately agreed (the “Total Cap”).

Extended Term Loans will accrue interest at the Total Cap.

Following the occurrence of a Demand Failure Event, the Initial Bridge Loans and Extended Term Loans will accrue interest at the Total Cap and such interest shall be payable semi-annually in arrears.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Interest:

Upon the occurrence and during the continuance of a bankruptcy event of default or, if so elected by the Required Lenders (as defined below), a payment default, interest will accrue on the overdue amount of any loan or other overdue amount outstanding under the Bridge Facility at a rate of 2.0% per annum plus the rate otherwise applicable to the loans under the Bridge Facility and will be payable on demand; provided that after the Rollover Date, if the conditions to conversion into Extended Term Loans are not satisfied, the Initial Bridge Loans will accrue interest at a rate of 2.0% per annum in excess of the Total Cap.

Mandatory Prepayment:

The Borrower will be required, prior to a Demand Failure Event to prepay Initial Bridge Loans, and on or after a Demand Failure Event, offer to prepay Initial Bridge Loans and Extended Term Loans, on a pro rata basis, at par plus accrued and unpaid interest, in an amount equal to (a) 100% of the net cash proceeds received from the sale or other disposition of assets of the Borrower or any of its subsidiaries after the Closing Date, other than sales of inventory in the ordinary course of business and other exceptions to be agreed and other than amounts reinvested in assets to be used in the Borrower’s business within 12 months of such disposition, (b) 100% of all net cash casualty and condemnation proceeds received by the Borrower or any of its subsidiaries, subject to reinvestment rights to be agreed, (c) 100% of the net cash proceeds received by the Borrower or any of its subsidiaries from the issuance of debt or preferred stock after the Closing Date, (other than exceptions to be agreed, including an exception for certain non-recourse project financing facilities of up to $150.0 million on terms reasonably acceptable to the Lead Arrangers (collectively, the “PF Facilities”, and together with any Permitted ABL Facility, the “Permitted Facilities”) and in an amount equal to 100% of the commitments under any Permitted ABL Facility entered into after the Closing Date, but not to exceed the Relevant ABL Facility Amount and (d) 100% of the net cash proceeds received from the issuance of equity by, or equity contributions to, the Borrower after the Closing Date.

In addition, upon the occurrence of a change of control of the Borrower (to be defined in a mutually acceptable manner), the Borrower will be required, prior to a Demand Failure Event, to prepay Initial Bridge Loans, and on or after a Demand Failure Event, offer to prepay Initial Bridge Loans and Extended Term Loans, on a pro rata basis, at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of prepayment.

Optional Prepayments:

Prior to a Demand Failure Event, the Initial Bridge Loans may be prepaid, in whole or in part, at the option of the Borrower, at any time with prior notice, at par plus accrued and unpaid interest and breakage costs.

Until the fourth anniversary of the Closing Date, prepayment of Extended Term Loans and, following a Demand Failure Event, the Initial Bridge Loans will be subject to a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points. Thereafter, Extended Term Loans will be prepayable at the option of the Borrower at a premium equal to 50% of the coupon on the Extended Term Loans, declining ratably to par on the date which is one year prior to the Bridge Final Maturity Date; provided that any such Extended Term Loans or Initial Bridge Loans held by any Commitment Party or its affiliates (other than asset management affiliates) shall be callable at any time at par plus accrued and unpaid interest.

In addition, up to 35% of the aggregate principal amount of Extended Term Loans and, following a Demand Failure Event, Initial Bridge Loans originally funded will be prepayable at the option of the Borrower prior to the third anniversary of the Closing Date with the net cash proceeds of qualified equity offerings of the Borrower at a premium equal to the coupon on Extended Term Loans.

Conditions Precedent to Funding:	Subject to the Certain Funds Provision, conditions precedent to borrowing under the Bridge Facility on the Closing Date shall consist of those set forth in the Conditions Annex.

Representations and Warranties:

Subject to the Certain Funds Provision, representations and warranties applicable to the Borrower and its subsidiaries to be limited to (in each case, subject to customary exceptions and qualifications to be agreed): corporate existence; corporate power and authority; non-contravention and enforceability of the definitive loan documentation for the Bridge Facility (the “Bridge Documentation”); no conflicts with law or contractual obligations; accuracy and completeness of financial and other information

(including pro forma financial information); no material adverse change; compliance with applicable laws and regulations, including ERISA, environmental laws and Federal Reserve regulations; accuracy and completeness of disclosure, absence of undisclosed liabilities; consents; ownership of property; no liens; absence of burdensome restrictions; intellectual property; Patriot Act, anti-money laundering, anti-corruption and anti-terrorism law compliance; subsidiaries; status as senior debt; no material litigation; inapplicability of the Investment Company Act of 1940; solvency; payment of taxes and other obligations; no default or event of default; and validity, priority and perfection of the liens on and security interest in the Collateral.

Affirmative and Negative Covenants:

Affirmative covenants applicable to the Borrower and its subsidiaries will be subject to thresholds and/or exceptions to be negotiated and reflected in the Bridge Documentation and will be limited to the following:

Delivery of certified quarterly and audited annual financial statements, reports to shareholders, notices of defaults, litigation and other material events, budgets and other information customarily supplied in a transaction of this type; quarterly information calls with the Bridge Lenders; payment of material obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA); maintenance of property and insurance; maintenance of office or agency; maintenance of books and records; right of the Bridge Lenders to inspect property and books and records; further assurances (including, without limitation, with respect to security interests in after-acquired property); commercially reasonable efforts to maintain public corporate credit/family ratings of Borrower and ratings of the Bridge Facility from Moody’s Investors Services and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (but not to maintain a specific rating).

Negative covenants applicable to the Borrower and its subsidiaries will be incurrence-based covenants subject to thresholds and/or exceptions to be negotiated and reflected in the Bridge Documentation and will be limited to the following:

1. limitation on mergers, consolidations and dispositions of all or substantially all assets;

2. limitation on changes of business and ownership;

3. limitations on dividends, stock repurchases and redemptions and payments on certain junior debt;

4.                                       limitations on indebtedness including disqualified or preferred stock (with exceptions to permit, among other things, any Permitted Facilities and the “Convertible Debentures,” as defined in the Acquisition Agreement);

5. limitations on loans and investments;

6. limitations on liens;

7. limitations on transactions with affiliates;

8. limitations on restrictions affecting subsidiaries;

9. limitations on sale of assets or issuance of equity of subsidiaries;

10. limitations on sale and leaseback transactions; and

11. limitations on amendments of junior debt documents;

provided that, prior to the Rollover Date, the covenants limiting restricted payments and incurrence of indebtedness will be more restrictive than those typically included in high yield securities, and the covenants will include an obligation to comply with the obligation to cause the Take-out Financing to be consummated promptly following issuance of a Take-out Demand and to pay the Conversion Fee on the Rollover Date.

Financial Covenants:	None.

Events of Default:

Events of default will be subject to materiality levels, default triggers, cure periods and/or exceptions to be agreed upon and reflected in the Bridge Documentation and will be limited to the following: failure to pay principal when due or interest or other amounts within a specified grace period (to be determined) after the same becomes due; breach of representations, warranties or covenants, including failure to make a notes repurchase offer upon a change of control or asset sale; cross-default and cross-acceleration to material indebtedness; bankruptcy and insolvency events with respect to the Borrower or any material subsidiary; judgment defaults; actual or asserted (by the Borrower or any Guarantor) invalidity or impairment of Bridge Documentation, guarantees or subordination provisions (of subordinated debt); standard ERISA defaults and failure to comply with any Take-out Demand requirements.

Expenses and Indemnity:

The Borrower shall pay or reimburse all reasonable, documented, out-of-pocket costs and expenses incurred in connection with the syndication of the Bridge Facility and with the preparation, negotiation, execution and delivery of the Bridge Documentation and any security arrangements in connection therewith (but limited, in the case of attorneys fees and expenses, to the reasonable, documented fees and disbursements of one counsel to the Lead Arrangers, the Administrative Agent and the Bridge Lenders and their affiliates taken together (and, if necessary, of one local counsel in each applicable jurisdiction). The Borrower shall also pay all costs and expenses of the Administrative Agent, the Collateral Agent, the Bridge Lenders and their respective affiliates (including, without limitation, reasonable, documented fees and disbursements of counsel) incurred in connection with the execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of, and enforcement of any of its rights and remedies under, the Bridge Documentation.

The Borrower will indemnify the Bridge Lenders, the Commitment Parties, the Lead Arrangers, the Administrative Agent, the Collateral Agent and their respective affiliates, and hold them harmless from and against all reasonable, documented, out-of-pocket costs, expenses (but limited, in the case of attorneys fees and expenses, to reasonable, documented, out-of-pocket legal fees and expenses of one counsel for all indemnified persons, one regulatory counsel (if reasonably required) and, if necessary, on firm of local counsel in each appropriate jurisdiction, in each case for all indemnified persons (and, in the case of an actual or perceived conflict of interest where one or more indemnified persons affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person) and liabilities arising out of or relating to the Transactions and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely from the gross negligence, bad faith or willful misconduct of or material breach by, such person or for actions between indemnified persons not involving an act or omission by the Borrower or any of its affiliates and other than any such losses, claims, costs, expenses, damages or liabilities against any indemnified person in its capacity or in fulfilling its role as an agent or arranger or similar role for the Bridge Facility.

Waivers and Amendments:	Amendments and waivers of the provisions of the Bridge Documentation shall require the approval of Bridge Lenders holding not less than a majority of the aggregate principal amount of the loans and commitments under the Bridge Facility (the “Required Lenders”); provided that (a) the consent of each affected Bridge Lender shall be required with respect to (i) increases in the commitment of such Bridge Lender; (ii) reductions of principal, interest or fees; (iii) extensions of scheduled amortization or the final maturity date and (iv) releases of all or a substantial portion of the Collateral or the guarantees and (b) the consent of all of the Bridge Lenders shall be required with respect to modification of the voting percentages (or any of the applicable definitions related thereto).

Assignments and Participations:

Each Bridge Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the Bridge Facility. Assignments will require payment of an administrative fee to the Administrative Agent and, except for (x) an assignment to an existing Bridge Lender or an affiliate of an existing Bridge Lender or (y) any assignment by a Commitment Party or any of its affiliates, the consent of the Administrative Agent. In addition, each Bridge Lender may sell participations in all or a portion of its loans and commitments under the Bridge Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Bridge Lender to exercise voting rights in respect of the Bridge Facility (except as to certain basic issues). Notwithstanding the foregoing, in no event shall assignments be permitted to (i) any Disqualified Institution or (ii) any potential assignee that does not provide a representation that it is not a subsidiary of a Disqualified Institution; provided that the list of Disqualified Institutions shall be posted on Intralinks to all Bridge Lenders.

If an Initial Bridge Lender makes an assignment of Initial Loans at a price less than par, the assignment agreement may provide that, upon any repayment or prepayment of such Initial Bridge Loans with the proceeds of an issuance of securities of the Borrower or any of its subsidiaries in which the Initial Bridge Lender or an affiliate thereof acted as underwriter or initial purchaser (an “Applicable Offering”), (i) the Borrower shall pay the holder of such Initial Bridge Loans the price set forth in the assignment agreement as the price (which may be the price at which such Initial Bridge Lender assigned such Initial Bridge Loans but in any event may not be greater than par) at which the holder of such Initial Bridge Loans will be repaid by the Borrower with the proceeds of an Applicable Offering (the “Agreed Price”) and (ii) the Borrower shall pay such Initial Bridge Lender the difference between par and the Agreed Price. Such payments by the Borrower shall be in full satisfaction of such Initial Bridge Loans in the case of a repayment or prepayment with proceeds of an Applicable Offering. For the avoidance of doubt, the provisions of this paragraph do not apply to any repayments or prepayments other than with proceeds of an Applicable Offering.

Yield Protection, Taxes and Other Deductions:

The Bridge Documentation will contain customary provisions for facilities of this kind including, without limitation, in respect of breakage and redeployment costs, increased costs, funding losses, capital adequacy, illegality, requirements of law, including, without limitation, provisions relating to Dodd-Frank and Basel III. All payments shall be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than customarily excluded taxes). The Bridge Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Bridge Lenders and the Administrative Agent for such taxes paid by the Bridge Lenders and the Administrative Agent, as the case may be.

Governing Law:

The State of New York. Each party to the Bridge Documentation will waive the right to trial by jury and will consent to the exclusive jurisdiction of the state and federal courts located in The Borough of Manhattan, The City of New York.

Counsel to the Lead Arrangers and Administrative Agent:	Davis Polk & Wardwell LLP.

ANNEX I

EXCHANGE NOTES

SUMMARY OF TERMS AND CONDITIONS

Issuer:

The Borrower will issue Exchange Notes under an indenture capable of being qualified under the Trust Indenture Act of 1939, as amended (the “Indenture”), which, together with any related documentation, shall be negotiated in good faith and shall contain substantially the terms and conditions set forth on this Annex I. The Indenture shall contain only those payments, mandatory offers to purchase, covenants and events of default expressly set forth or described in this Term Sheet, in each case, applicable to the Borrower and its restricted subsidiaries and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods to be agreed upon. The Borrower in its capacity as issuer of the Exchange Notes is referred to as the “Issuer.”

Guarantors:	Same as Bridge Loans.

Principal Amount:

The Exchange Notes will be available only in exchange for (i) the Initial Bridge Loans on the earlier of (x) the Rollover Date and (y) the occurrence of a Demand Failure Event or (ii) the Extended Term Loans at any time. The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Bridge Loans or the Extended Term Loans for which it is exchanged.

Maturity:	The Exchange Notes will mature on the Bridge Final Maturity Date.

Interest Rate:	The Exchange Notes will bear interest at a rate equal to the Total Cap and will be payable semi-annually in arrears.

Calculation of interest shall be on the basis of the actual number of days elapsed in a year of twelve 30-day months.

Default Interest:

In the event of a payment default on the Exchange Notes, interest on the Exchange Notes will accrue at a rate of 2.0% per annum in excess of the rate otherwise applicable to the Exchange Notes, and will be payable in accordance with the provisions described above under the heading “Interest Rate.”

Ranking:	Same as Initial Bridge Loans.

Mandatory Offer to Purchase:	The Issuer will be required to offer to purchase the Exchange Notes upon a change of control (to be defined in a mutually acceptable manner) at 101% of the principal amount thereof plus

Annex I-1

accrued interest to the date of purchase. The Issuer will also be required to offer to purchase Exchange Notes with the proceeds of certain asset sales, subject to customary reinvestment rights, at 100% of the principal amount thereof plus accrued and unpaid interest to be date of purchase.

Optional Redemption:

Until the fourth anniversary of the Closing Date, the Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable U.S. Treasury securities plus 50 basis points. Thereafter, the Exchange Notes will be redeemable at the option of the Issuer at a premium equal to 50% of the coupon on the Exchange Notes, declining ratably to par on the date which is one year prior to the Bridge Final Maturity Date; provided that any Exchange Notes held by any Commitment Party or its affiliates (other than an asset management affiliate of a Commitment Party purchasing debt securities in the ordinary course of their business as part of a regular distribution of such debt securities) shall be callable at any time at par plus accrued and unpaid interest (for as long as such Exchange Notes are so held).

In addition, up to 35% of the aggregate principal amount of Exchange Notes issued will be redeemable at the option of the Issuer prior to the third anniversary of the Closing Date with the net cash proceeds of qualified equity offerings of the Issuer at a premium equal to the coupon on the Exchange Notes.

Registration Rights:

The Issuer shall use commercially reasonable efforts to file, within 90 days after the first issuance of Exchange Notes (the date of such issuance, the “Issue Date”), and will use commercially reasonable efforts to cause to become effective, as soon thereafter as reasonably practicable, a shelf registration statement with respect to the Exchange Notes (such registration statement, a “Shelf Registration Statement”), which Shelf Registration Statement shall contain all financial statements required under the Securities Act of 1933, as amended (the “Securities Act”). If a Shelf Registration Statement is filed, the Issuer will keep such Shelf Registration Statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Exchange Notes; provided that in no event shall the Issuer be required to keep such Shelf Registration Statement effective and available for more than one year after the last date on which Exchange Notes are issued. The Issuer shall cause the Shelf Registration Statement to be declared effective by the date (the “Effectiveness Date”) that is 180 days from the Issue Date. Any failure on the part of the Issuer to cause the Shelf Registration Statement to be declared effective in accordance with the preceding sentence is referred to as a “Bridge Registration Default”.

Annex I-2

In the event of a Bridge Registration Default with respect to any Exchange Note, the Issuer shall pay liquidated damages to each holder of Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Bridge Registration Default in an amount equal to 0.25% per annum on the principal amount of Exchange Notes held by such holder. The amount of the liquidated damages will increase by an additional 0.50% per annum on the principal amount of Exchange Notes with respect to each subsequent 90-day period until all Bridge Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Bridge Registration Defaults of 1.00% per annum.

In lieu of a Shelf Registration Statement (unless counsel to the Bridge Lenders conclude that the holders of the Exchange Notes may not participate in such offer and receive freely tradeable securities), the Issuer at its option may file a registration statement with respect to notes having terms identical to the Exchange Notes (the “Substitute Notes”) to effect a registered exchange offer (the “Exchange Registration Statement”) in which the Issuer offers to holders of Exchange Notes registered Substitute Notes in exchange for the Exchange Notes. In such case, if the Exchange Registration Statement has not been declared effective and an exchange offer for the Exchange Notes pursuant to the Exchange Registration Statement has not been consummated by the Effectiveness Date, the Issuer will pay liquidated damages in the form of increased interest for the same periods and at the same rates as described in the previous paragraph.

Right to Transfer Exchange Notes:

Each holder of Exchange Notes shall have the right to transfer its Exchange Notes in whole or in part, at any time to an Eligible Holder and, after the Exchange Notes are registered pursuant to the provisions described under “Registration Rights,” to any person or entity; provided that if the Issuer or any of its affiliates holds Exchange Notes, such Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act or (d) a person acquiring the Exchange Notes in a transaction that is, in the opinion of counsel acceptable to the Issuer, exempt from the registration requirements of the Securities Act; provided that in each case such Eligible Holder represents that it is acquiring the Exchange Notes for its own account and that it is not acquiring such Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the securities laws of the United States or any state thereof.

Annex I-3

Covenants:	Those typical for an indenture governing a high yield note issue of a similarly situated issuer.

Events of Default:	Those typical for an indenture governing a high yield note issue of a similarly situated issuer.

Governing Law:

The State of New York. Each party to the Bridge Documentation will waive the right to trial by jury and will consent to the exclusive jurisdiction of the state and federal courts located in The Borough of Manhattan, The City of New York.

Annex I-4

EXHIBIT A

CONDITIONS PRECEDENT
$635 MILLION BRIDGE FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Term Sheet to which this Exhibit A is attached.

The commitments of the Lenders in respect of the Bridge Facility and the closing and the initial extension of credit thereunder will be subject to the following conditions precedent:

(a)                                 Consummation of the Acquisition.  The Lead Arrangers shall have reviewed, and be satisfied with, the final structure, terms and conditions and documentation relating to the Acquisition, including the Acquisition Agreement (collectively, the “Acquisition Documents”), and the Transactions (it being understood that the Lead Arrangers are satisfied with the executed acquisition agreement dated March 8, 2012.  The Acquisition and the other Transactions (including the payment of the Equity Consideration (as defined in the Sources and Uses Annex) shall be consummated concurrently with the initial funding of the Initial Bridge Loans in accordance with the Acquisition Documents without waiver or amendment thereof or any consent thereunder in any manner that is materially adverse to the Lenders, in each case unless the Lead Arrangers have provided prior written consent; it being understood and agreed that any reduction in the purchase price of less than 10% of such purchase price shall not be deemed to be materially adverse to the Lenders, but shall be allocated pro rata to reduce the Bridge Facility and the Equity Consideration.

(b)                                 No Outstanding Debt or Preferred Equity.  Immediately following the Transactions, neither the Borrower nor any of its subsidiaries shall have any indebtedness for borrowed money or preferred equity other than (i) as set forth in the Term Sheet, (ii) the preferred stock of the Borrower outstanding on March 8, 2012, (iii) the convertible debt securities of the Borrower outstanding on March 8, 2012, (iv) intercompany debt of Borrower and its subsidiaries owed to Loan Parties and subordinated to the Bridge Loans on terms reasonably acceptable to the Lead Arrangers, (v) any Permitted Facilities, (vi) the “Convertible Debentures,” as defined in the Acquisition Agreement, (vii) any Permitted Acquisition Subordinated Debt (as defined below) and (viii) such other limited indebtedness as may be agreed by the Lead Arrangers.

(c)                                  Fees and Expenses.  The Borrower shall have complied in all material respects with its obligations under, and the terms of, that certain fee letter among the Borrower, MSSF, CS and CS Securities dated as of March 8, 2012.  All accrued reasonable out-of-pocket costs, fees and expenses (including reasonable legal fees and expenses and the reasonable fees and expenses of any other advisors to the extent invoiced a reasonable period of time prior to the Closing Date) and other compensation payable to the Administrative Agent, the Lead Arrangers and the Lenders shall have been paid (which fees and expenses may be payable, at the Borrower’s election, from the proceeds of the initial funding under the Bridge Facility).

(d)                                 Financial Statements; Pro Formas.  The Lead Arrangers shall have received, (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Target for the 2009, 2010 and 2011 fiscal years (in the case of the 2011 fiscal year, as soon as available, but in any event not later than March 31, 2012), which shall be prepared in accordance with U.S. GAAP (in the case of the Borrower), Canadian GAAP (in the case of Target for its 2009 fiscal year) or IFRS (in the case of Target for its 2010 and 2011 fiscal years) (the “Audited Financial Statements”), (ii)  within 45 days after the end of each fiscal quarter of the 2012 fiscal year ending more than 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of each of the Borrower and the Target for such fiscal quarter, for the period elapsed from the beginning of the 2012 fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year (the “Unaudited Financial Statements”) (with respect to which the independent auditors shall have performed an SAS 100 review), and (iii) a pro forma consolidated balance sheet and related statements of income for the Borrower (the “Pro Forma Financial Statements”), for the 2011 fiscal year and for the latest four-quarter period ended with the latest period covered by the Unaudited Financial Statements required by clause (ii), promptly after the historical financial statements for such periods are available, in each case after giving effect to the Transactions.  The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements that would be set forth in a registration statement filed with the Securities and Exchange Commission, with such adjustments as are reasonably satisfactory to the Lead Arrangers.

(e)           Patriot Act.  Each Loan Party shall have provided the documentation and other information to the Lenders (acting through the Administrative Agent) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Borrower shall have received a written request therefor at least five business days prior to the Closing Date.

(f)            Miscellaneous Closing Conditions.  The Lenders under the Bridge Facility shall have received customary opinions of counsel for the Loan Parties and of local counsel, as the case may be, and customary corporate resolutions, certificates and closing documentation (including, but not limited to, a solvency certificate from the Chief Financial Officer of the Borrower in the form previously agreed), in each case in form and substance satisfactory to the Lead Arrangers.

(g)           Collateral.  Subject to the Certain Funds Provision and liens permitted by the Financing Documentation, the Collateral Agent shall have a first priority perfected security interest in and lien on all of the Collateral (or, if the Borrower has entered into a Permitted ABL Facility secured by the Current Asset Collateral and Other ABL Collateral, such priority as provided in the Term Sheet under the heading “Security”) as set forth in the Term Sheet under the heading “Security”.  The Lead Arrangers shall have received the results of recent lien searches in each relevant jurisdiction with respect to the Borrower and the Guarantors, and such search results shall reveal no liens on assets of the Borrower or any such Guarantor, except for liens permitted under the Financing Documentation and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Lead Arrangers.

(h)           Definitive Documentation.  The parties shall have negotiated, executed and delivered definitive loan documentation for the Bridge Facility (the “Financing Documentation”), in each case in form and substance satisfactory to the Commitment Parties, the Borrower and their respective counsel, including without limitation credit agreements, security agreements, guaranties and other documentation substantially consistent with the terms set forth in the Term Sheet and, in the case of conditions to the initial funding of the Bridge Facility on the Closing Date, limited to the conditions set forth in this Conditions Annex.

(i)            Target MAE.  Since September 30, 2011, there has not been any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have a Target Material Adverse Effect (as defined in Annex A-I).

(j)            No Other Strategic Transactions.  Prior to the Closing Date, neither the Borrower nor any of its subsidiaries shall have entered into any agreement in connection with or consummated any merger, acquisition, disposition, business combination, joint venture or other strategic transaction other than the Acquisition and the other Transactions, except any such acquisition transactions that (x) involve, in the aggregate across all such transactions, no more than $100 million of consideration in the form of equity or subordinated indebtedness subordinated to the Bridge Loans and Securities on terms reasonably acceptable to the Lead Arrangers (such subordinated indebtedness, the “Permitted Acquisition Sub Debt”), (y) involve consideration in the form of cash and cash equivalents so long as the pro forma liquidity profile of the Borrower immediately after the consummation of each such transaction is reasonably satisfactory to the Lead Arrangers or (z) a combination of the consideration set forth in clauses (x) and (y).

(k)           Take-out Financing.  The Borrower shall have engaged one or more investment banks (the “Investment Bank”) to place Securities.  The Borrower shall have (i) in no event later than 10 business days prior to the Closing Date, prepared and delivered to the Lead Arrangers one or more preliminary prospectuses, offering memoranda or private placement memoranda (as determined by the Investment Bank) relating to the offering of the Securities in customary form and containing all customary information (other than the “description of the notes” and other information customarily provided by the Investment Bank) including all financial statements and other information that would be required in a registration statement on Form S-1 for an offering registered under the Securities Act, other than financial statements and other information required pursuant to Rule 3-10 and Rule 3-16 of Regulation S-X, but including customary quantitative data on an aggregated basis in respect of assets, liabilities, revenues and net income of non-guarantor subsidiaries) and thereafter prepare supplements to or final versions of such prospectuses, offering memoranda or private placement memoranda (promptly upon request by, and in a form reasonably satisfactory to, the Investment Bank) (collectively, the “Offering Document”) in form and substance necessary for the Investment Bank to receive customary (for high yield debt securities) “comfort” (including “negative assurance” comfort) that is customary in the context of a transaction where the most recent financial statements are not more than 134 days old from the independent auditors for the Borrower and the Target in connection with the offering of such debt securities and (ii) caused the senior management and other representatives of the Borrower (and used commercially reasonable efforts to cause the senior management and other representatives of the Target) to provide access in connection with due diligence investigations and to participate in a customary high-yield “road show,” for a consecutive 10 business-day period commencing on the date of delivery of a final Offering Document (at no time during which period the financial information in the Offering Document shall be “stale”) and ending on the third business day prior to the Closing Date; provided that such 10 business-day period shall not include, and shall be extended by any of the following days that occur during such period: (x) any days from and including June 29, 2012, to and including July 9, 2012, and (y) any days from and including August 17, 2012, to and including September 4, 2012 (such dates and/or periods, the “Blackout Dates”).

(l)            Borrowing Notice.  The Borrower shall have delivered to the Administrative Agent of a notice of borrowing,

(m)          Representations.  The Acquisition Agreement Representations (as defined below) of the Target and its subsidiaries and the Specified Representations (as defined below) of the

Borrower and its subsidiaries at the time of, and after giving effect to, the borrowing of the Initial Bridge Loans shall be true and correct.

Notwithstanding anything in any agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) (A) the only representations and warranties relating to the Borrower, the Target and their respective subsidiaries and businesses, the accuracy of which shall be a condition to availability of the Bridge Facility on the Closing Date, shall be such of the representations and warranties made by the Target in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”)  and the Specified Representations (as defined below) and (B) the only representations and warranties relating to the Borrower and its businesses and subsidiaries shall be the Specified Representations and (ii) the terms of the Financing Documentation shall be consistent with the Term Sheet and shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth in this Conditions Annex are satisfied (it being understood that (a) to the extent any perfection of a security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral (other than any Collateral located in any state of the United States or the District of Columbia consisting solely of assets of the Target or the Borrower or their respective Subsidiaries the security interest in which may be perfected by the filing of a UCC financing statement, possession of the certificated securities (if any) evidencing the equity and the security agreement giving rise to the security interest or the making of appropriate intellectual property filings) is not provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the perfection of such security interest(s) or provision of such deliverable shall not constitute a condition precedent to the availability of the Bridge Facility on the Closing Date but shall be required to be delivered promptly after the Closing Date pursuant to arrangements to be mutually agreed by the Administrative Agent and Borrower and (b) nothing in the preceding clause (ii) shall be construed to limit the applicability of the individual conditions expressly listed in the Term Sheet, except to the extent expressly set forth therein).  For purposes hereof, “Specified Representations” means the representations and warranties relating as to due organization, organizational power and authority (as to execution, delivery and performance of the applicable Financing Documentation), the due authorization, execution, delivery and enforceability of the Financing Documentation, the Financing Documentation not conflicting with charter documents, material contracts or material laws, solvency (after giving effect to the Transactions), Federal Reserve margin regulations, Investment Company Act and the validity, priority and perfection of security interests (subject to clause (ii)(a) above and to liens permitted under the Financing Documentation).  This paragraph is referred to as the “Certain Funds Provision.”

Annex A-I

Definition of “Target Material Adverse Effect”(1)

“Target Material Adverse Effect” means, in respect of the Target, any result, fact, change, effect, event, circumstance, occurrence or development that, taken together with all other results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have a material and adverse effect on the business, operations, results of operations or condition (whether financial or otherwise) of the Target and the Company Entities, taken as a whole; provided, however, that any result, fact, change, effect, event, circumstance, occurrence or development that arises out of, relates directly or indirectly to, results directly or indirectly from or is attributable to any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Target Material Adverse Effect:

(a)                                  changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions, or political, economic or financial or capital market conditions in any jurisdiction in which the Target or any of the Company Entities operate or carry on business;

(b)                                 changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(c)                                  any earthquake, hurricane, tornado or other similar natural disaster;

(d)                                 changes or developments in or relating to currency exchange or interest rates or changes in the price of rare earth materials or products incorporating any such rare earth materials;

(e)                                  changes or developments generally affecting the rare earth mining industry in general or the supply or processing of rare earth materials or products incorporating any such rare earth materials;

(f)                                    any actual or proposed change in quotas of rare earth permitted to be exported from the People’s Republic of China;

(g)                                 any adoption, change or proposed change in any Laws or the interpretation, application or non-application of any Laws by any Governmental Authority;

(h)           any adoption, change or proposed change in Canadian GAAP;

(1) The determination of any Target Material Adverse Effect shall be governed by the laws of the Province of Ontario.

Annex A-I-1

(i)                                     any change in the market price or trading volume of any securities of the Target (it being understood that the causes underlying such change in market price may be taken into account in determining whether a Target Material Adverse Effect has occurred) or any suspension of trading in securities generally on any securities exchange on which any securities of the Target trade;

(j)                                     any action taken (or omitted to be taken) by the Target upon the request of the Borrower with the approval of the Lead Arrangers (not to be unreasonably withheld or delayed);

(k)                                  any failure by the Target to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or cash flow of the Target, whether made by or attributed to the Target or any financial analyst or other person;

(l)                                     the announcement of the execution of the Acquisition Agreement or the transactions contemplated hereby, the pendency of the completion of the transactions contemplated thereby, the performance of any obligation contemplated thereunder or the completion of any of the transactions contemplated thereby; or

(m)                               any legal proceeding commenced by or involving any current or former securityholders of the Target arising out of or relating to the Acquisition Agreement;

provided, however, that each of clause (a) through (e) above shall not apply to the extent that any of the changes, developments, conditions or occurrences referred to therein relate primarily to (or have the effect of relating primarily to) the Target or any of the Company Entities or disproportionately adversely affect the Target and the Company Entities, taken as a whole, in comparison to other persons who operate in the same industry as the Target and the Company Entities; and provided, further, however, that references in certain sections of the Acquisition Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a Target Material Adverse Effect has occurred.

“Canadian GAAP” means, in relation to any financial year beginning on or before December 31, 2010, accounting principles generally accepted in Canada as adopted by the Canadian Institute of Chartered Accountants, and, in relation to any financial year beginning after December 31, 2010, International Financial Reporting Standards.

“Company Entities” means Neo Material Technologies Korea Ltd., Neo Performance Materials, Inc., Neo Material Technologies (Beijing) Co., Ltd., Neo Performance Materials (Japan) Inc., Neo Performance Materials (Europe) Ltd., Neo International Corp., Jiangyin Jia Hua Advanced Material Resources Co., Ltd., Jiangyin Kidokoro Glass Manufacture Co., Ltd., Zibo Jia Hua Advanced Material Resources Co., Ltd., Neo Performance Materials (Singapore) Pte. Ltd., Magnequench Neo Powders Pte. Ltd., Magnequench Holdings Limited, Magnequench Limited, Magnequench, Inc., Magnequench (Korat) Co., Ltd., Magnequench GmbH, Magnequench International Trading (Tianjin) Co., Ltd., Magnequench UG, LLC, Magnequench International, Inc., Xin Bao Investment Limited, Magnequench (Tianjin) Company Limited, NMT Holdings GmbH, Neo Performance Materials Limited, 2015905 Ontario Limited, Argento Holdings, Inc., Neo Recapture Metals, Inc., Ingal Stade GmbH, Buss & Buss Spezialmetalle GmbH, Neo Gallium Compounds, LLC, Gan Zhou Ke Li Rare Earth New Material, Toda Magnequench Magnetic Material (Tianjin) Co., Ltd., Zibo Jia Xin Magnetic Materials Limited.

Annex A-I-2

“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the Toronto Stock Exchange or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.

“Laws” means any and all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term “applicable” with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities.

Annex A-I-3

EXHIBIT B

Sources and Uses of Funds

(in millions of dollars)

(all figures are approximate)

Sources of Funds
Combined Company Balance Sheet Cash Used	$586
Notes / Bridge Loans / Liquidity Facility (as needed)	$635
Equity Consideration(2)	$414

Total Sources	$1,635

Uses of Funds
Acquisition Consideration	$1,537
Repayment/Retirement of Existing Debt	$26
Transaction Costs(3)	$72

Total Uses	$1,635

(2) In addition to the cash funding set forth above, the Borrower will issue shares of its common stock (the “Equity Consideration”) to shareholders of Target with an aggregate value at closing (based on a volume weighted average for the 20 prior days prior to the execution of the Acquisition Agreement) equal to approximately $358 million. This amount also includes Equity Consideration issuable to holders of Target’s convertible debentures (assuming 100% conversion).

(3) Includes fees payable to Bridge Lenders.

B-1